EXHIBIT 2.1



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-------------------------------------------X
IN RE                                      : CHAPTER 11 CASE NO.
                                           :
ARMSTRONG WORLD INDUSTRIES,                : 00-4471 (RJN)
INC., ET AL.,                              :
                                           :
                                DEBTORS.   : (JOINTLY ADMINISTERED)
-------------------------------------------X


                            PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.

                                TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE I            DEFINITIONS..........................................................................................1

                     A. Defined Terms.....................................................................................1

                     1.1       Administrative Bar Date Order..............................................................1

                     1.2       Administrative Expense.....................................................................1

                     1.3       Administrative Expense Creditor............................................................1

                     1.4       Administrative Expense Objection Deadline..................................................1

                     1.5       Affiliate..................................................................................2

                     1.6       Affiliate Claims...........................................................................2

                     1.7       Agent Bank.................................................................................2

                     1.8       Allowed....................................................................................2

                     1.9       Allowed Amount.............................................................................3

                     1.10      Amended and Restated Articles of Incorporation.............................................3

                     1.11      Amended and Restated By-Laws...............................................................3

                     1.12      Articles of Incorporation..................................................................3

                     1.13      Asbestos PD Bar Date.......................................................................3

                     1.14      Asbestos PD Claims Resolution Procedures...................................................3

                     1.15      Asbestos PD Committee......................................................................4

                     1.16      Asbestos PD Insurance Asset................................................................4

                     1.17      Asbestos PD Trust..........................................................................4

                     1.18      Asbestos PD Trust Agreement................................................................4

                     1.19      Asbestos PD Trust Funding Obligation.......................................................4

                     1.20      Asbestos PD Trustees.......................................................................4

                     1.21      Asbestos Personal Injury Claim.............................................................4

                     1.22      Asbestos PI Claimants' Committee...........................................................5

                     1.23      Asbestos PI Contribution Claim.............................................................5

                     1.24      Asbestos PI Insurance Asset................................................................5

                     1.25      Asbestos PI Permanent Channeling Injunction................................................5

                     1.26      Asbestos PI Trust..........................................................................6

                     1.27      Asbestos PI Trust Agreement................................................................6

                     1.28      Asbestos PI Trust Distribution Procedures..................................................6

                     1.29      Asbestos PI Trustees.......................................................................6

                     1.30      Asbestos Property Damage Claim.............................................................6



                                      i

                               TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                         PAGE
                                                                                                                         ----

                     1.31      Asbestos Property Damage Contribution Claim................................................7

                     1.32      Available Cash.............................................................................7

                     1.33      AWWD.......................................................................................8

                     1.34      AWI........................................................................................8

                     1.35      AWI Progeny................................................................................8

                     1.36      Ballot.....................................................................................8

                     1.37      Ballot Date................................................................................8

                     1.38      Bankruptcy Code............................................................................8

                     1.39      Bankruptcy Court...........................................................................8

                     1.40       Bankruptcy Rules..........................................................................8

                     1.41      Board of Directors.........................................................................8

                     1.42      Business Day...............................................................................8

                     1.43      CCR........................................................................................8

                     1.44      Chapter 11 Case............................................................................8

                     1.45      Claim......................................................................................8

                     1.46      Claims Settlement Guidelines...............................................................8

                     1.47      Claims Trading Injunction..................................................................9

                     1.48      Class......................................................................................9

                     1.49      COLI Claims................................................................................9

                     1.50      Commencement Date..........................................................................9

                     1.51      Confirmation Date..........................................................................9

                     1.52      Confirmation Deadline......................................................................9

                     1.53      Confirmation Order.........................................................................9

                     1.54      Contingent Claim...........................................................................9

                     1.55      Convenience Claim..........................................................................9

                     1.56      Creditor..................................................................................10

                     1.57      Debtor....................................................................................10

                     1.58      Debtor in Possession......................................................................10

                     1.59      Debt Security Claim.......................................................................10

                     1.60      Demand....................................................................................10

                     1.61      DIP Credit Facility.......................................................................10

                     1.62      DIP Credit Facility Claim.................................................................10


                                       ii

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                         PAGE
                                                                                                                         ----

                     1.63      DIP Lenders...............................................................................10

                     1.64      Disallowed Claim..........................................................................10

                     1.65      Disbursing Agent..........................................................................10

                     1.66      Disputed Claim............................................................................10

                     1.67      Disputed Claim Amount.....................................................................10

                     1.68      Disputed Unsecured Claims Reserve.........................................................10

                     1.69      Distribution..............................................................................11

                     1.70      Distribution Date.........................................................................11

                     1.71      District Court............................................................................11

                     1.72      Division..................................................................................11

                     1.73      Effective Date............................................................................11

                     1.74      Encumbrance...............................................................................11

                     1.75      Entity....................................................................................11

                     1.76      Environmental Claim.......................................................................11

                     1.77      Equity Interest...........................................................................12

                     1.78      Equity Value..............................................................................12

                     1.79      Estimated Amount..........................................................................12

                     1.80      Existing AWI Common Stock.................................................................12

                     1.81      Final Distribution Date...................................................................12

                     1.82      Final Order...............................................................................12

                     1.83      Future Claimants' Representative..........................................................12

                     1.84      Holdings..................................................................................12

                     1.85      Holdings Plan of Liquidation..............................................................12

                     1.86      Initial Distribution Date.................................................................12

                     1.87      Internal Revenue Code.....................................................................13

                     1.88      IRS.......................................................................................13

                     1.89      Lazard....................................................................................13

                     1.90      New Common Stock..........................................................................13

                     1.91      New Management Incentive Plan.............................................................13

                     1.92      New Note Indenture........................................................................13

                     1.93      New Notes.................................................................................13

                     1.94      New Warrants..............................................................................13



                                       iii

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                         PAGE
                                                                                                                         ----

                     1.95      Pennsylvania BCL..........................................................................13

                     1.96      PI Protected Party........................................................................13

                     1.97      Plan......................................................................................15

                     1.98      Plan of Division..........................................................................15

                     1.99      Priority Claim............................................................................15

                     1.100     Priority Tax Claim........................................................................15

                     1.101     Pro Rata Share............................................................................15

                     1.102     Qualified Appraisal.......................................................................15

                     1.103     Record Date...............................................................................15

                     1.104     Reorganized AWI...........................................................................15

                     1.105     Reorganization Consideration..............................................................15

                     1.106     Retention Period..........................................................................15

                     1.107     Schedules.................................................................................16

                     1.108     Secured Claim.............................................................................16

                     1.109     Subsidiary Debt Guarantee Claim...........................................................16

                     1.110     Treasury Regulations......................................................................16

                     1.111     Unliquidated Claim........................................................................16

                     1.112     Unsecured Claim...........................................................................16

                     1.113     Unsecured Creditors' Committee............................................................16

                     1.114     Voting Procedures Order...................................................................16

           B. Other Terms................................................................................................16

           C. Exhibits...................................................................................................17

ARTICLE II           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS...........................17

                     2.1       Payment of Allowed Administrative Expenses................................................17

                     2.2       Compensation and Reimbursement Claims.....................................................17

                     2.3       DIP Credit Facility Claim.................................................................17

                     2.4       Priority Tax Claims.......................................................................17

ARTICLE III          CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.........................................18

                     3.1       Summary...................................................................................18

                     3.2       Classification and Treatment..............................................................19



                                       iv

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

ARTICLE IV           MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.................................................26

                     4.1       Modification of the Plan..................................................................26

                     4.2       Revocation or Withdrawal..................................................................26

                     4.3       Amendment of Plan Documents...............................................................27

ARTICLE V            PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.........................................................27

                     5.1       Objections to Claims; Prosecution of Disputed Claims......................................27

                     5.2       Claims Settlement Guidelines..............................................................27

                     5.3       Distributions on Account of Disputed Claims...............................................27

                     5.4       Disputed Unsecured Claims Reserve.........................................................27

                     5.5       Tax Treatment of Disputed Unsecured Claims Reserve........................................27

ARTICLE VI           ACCEPTANCE OR REJECTION OF THE PLAN.................................................................28

                     6.1       Impaired Classes to Vote..................................................................28

                     6.2       Acceptance by Class of Claims.............................................................28

                     6.3       Nonconsensual Confirmation................................................................28

ARTICLE VII          IMPLEMENTATION OF THE PLAN..........................................................................28

                     7.1       Creation of Asbestos PI Trust.............................................................28

                     7.2       Appointment of Asbestos PI Trustees.......................................................28

                     7.3       Creation of Asbestos PD Trust.............................................................28

                     7.4       Amendment of Articles of Incorporation....................................................29

                     7.5       Amendment of By-Laws......................................................................29

                     7.6       Distributions under the Plan..............................................................29

                     7.7       Timing of Distributions under the Plan....................................................29

                     7.8       Disbursing Agent..........................................................................30

                     7.9       Manner of Payment under the Plan..........................................................30

                     7.10      Hart-Scott-Rodino Compliance..............................................................30

                     7.11      Fractional Shares or Other Distributions..................................................30

                     7.12      Occurrence of the Confirmation Date.......................................................30

                     7.13      Occurrence of the Effective Date..........................................................34

                     7.14      Cancellation of Existing Debt Securities..................................................35

                     7.15      Expiration of the Retention Period........................................................35

                     7.16      Compensation of the Applicable Trustees...................................................35

                     7.17      Distribution of Unclaimed Property........................................................35



                                       v

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                         PAGE
                                                                                                                         ----

                     7.18      Management of Reorganized AWI.............................................................36

                     7.19      Listing on New York Stock Exchange........................................................36

                     7.20      Corporate Reorganization Actions..........................................................36

                     7.21      Holdings Plan of Liquidation..............................................................37

                     7.22      Compliance with QSF Regulations...........................................................37

                     7.23      Effectuating Documents and Further Transactions...........................................38

                     7.24      Allocation of Plan Distributions Between Principal and Interest...........................38

ARTICLE VIII         EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................38

                     8.1       Assumption of Executory Contracts and Unexpired Leases....................................38

                     8.2       Rejection of Executory Contracts and Unexpired Leases.....................................39

                     8.3       Claims Arising from Rejection, Termination or Expiration..................................39

                     8.4       Previously Scheduled Contracts............................................................39

                     8.5       Insurance Policies and Agreements.........................................................40

                     8.6       Indemnification and Reimbursement Obligations.............................................40

                     8.7       Compensation and Benefit Programs.........................................................41

                     8.8       Management Agreements.....................................................................43

ARTICLE IX           RETENTION OF JURISDICTION...........................................................................43

ARTICLE X            TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST.............45

                     10.1      Transfer of Certain Property to the Asbestos PI Trust.....................................45

                     10.2      Assumption of Certain Liabilities by the Asbestos PI Trust................................46

                     10.3      Cooperation with Respect to Insurance Matters.............................................46

                     10.4      Authority of AWI..........................................................................47

ARTICLE XI           ASBESTOS PROPERTY DAMAGE CLAIMS.....................................................................47

                     11.1      Transfer of Certain Property to the Asbestos PD Trust.....................................47

                     11.4      Assumption of Certain Liabilities by the Asbestos PD Trust................................48

                     11.5      Cooperation with Respect to Insurance Matters.............................................48

                     11.6      Authority of AWI..........................................................................48

ARTICLE XII          MISCELLANEOUS PROVISIONS............................................................................48

                     12.1      Payment of Statutory Fees.................................................................48

                     12.2      Discharge of AWI..........................................................................49

                     12.3      Rights of Action..........................................................................49

                     12.4      Third Party Agreements....................................................................49



                                       vi

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                         PAGE
                                                                                                                         ----

                     12.5      Dissolution of Committees.................................................................49

                     12.6      Exculpation...............................................................................50

                     12.7      Title to Assets; Discharge of Liabilities.................................................50

                     12.8      Surrender and Cancellation of Instruments.................................................50

                     12.9      Notices...................................................................................50

                     12.10     Headings..................................................................................51

                     12.11     Severability..............................................................................52

                     12.12     Governing Law.............................................................................52

                     12.13     Compliance with Tax Requirements..........................................................52

                     12.14     Exemption from Transfer Taxes.............................................................52

                     12.15     Expedited Determination of Postpetition Taxes.............................................52



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-----------------------------------------------  X
IN RE                                            :      CHAPTER 11 CASE NO.
                                                 :
ARMSTRONG WORLD INDUSTRIES,                      :      00-4471 (RJN)
INC., ET AL.,                                    :
                                                 :
                                    DEBTORS.     :      (JOINTLY ADMINISTERED)
-----------------------------------------------  X


                            PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.

                     Armstrong World Industries, Inc. hereby proposes the following plan of reorganization:

                                    ARTICLE I

                                   DEFINITIONS

                     A. DEFINED TERMS. As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

                     1.1 Administrative Bar Date Order: An order of the Bankruptcy Court setting a deadline for the filing of certain Administrative Expenses.

                     1.2 Administrative Expense: Any Claim constituting a cost or expense of administration in the Chapter 11 Case under section 503 of the Bankruptcy Code, including, without express or implied limitation, any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the businesses of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business or for the acquisition or lease of property or the rendition of services, any allowed compensation or reimbursement of expenses under section 503(b)(2)-(5) of the Bankruptcy Code, and any fees or charges assessed against the estate of AWI under section 1930, chapter 123, title 28, United States Code.

                     1.3 Administrative Expense Creditor: Any Creditor entitled to payment of an Administrative Expense.

                     1.4 Administrative Expense Objection Deadline: The first Business Day that is thirty (30) days after the Effective Date, as such date may be extended from time to time by order of the Bankruptcy Court.

                     1.5 Affiliate: Any Entity, other than (a) an Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD, or (c) Holdings, that is an "affiliate" of AWI, as of the date immediately preceding the Effective Date, within the meaning of section 101(2) of the Bankruptcy Code.

                     1.6 Affiliate Claims: All Claims against AWI held by an Affiliate.

                     1.7 Agent Bank: The JPMorgan Chase Bank, or such other Entity acting as agent under the DIP Credit Facility from time to time.

                     1.8 Allowed:

                     (a) With respect to any Claim (other than an Administrative Expense, Asbestos Property Damage Claim or Asbestos Personal Injury Claim), proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim, or (ii) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court or by an agreement with AWI or Reorganized AWI, as the case may be, in accordance with the Claims Settlement Guidelines as in effect at the time of such agreement.

                     (b) With respect to any Claim (other than an Administrative Expense or Asbestos Personal Injury Claim), as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by AWI in its Schedules as liquidated in amount and not disputed or contingent.

                     (c) With respect to any Claim that is asserted to constitute an Administrative Expense

                         (i)   that represents an actual or necessary expense of
preserving the estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, any such Claim to the extent that such claim is reflected as a postpetition liability of AWI on AWI's books and records as of the Effective Date;

                         (ii)  in an action against AWI pending as of the
Confirmation Date or not required to be filed against AWI pursuant to the Administrative Bar Date Order, any such Claim to the extent (x) it is allowed by a Final Order of a court of competent jurisdiction or by agreement between Reorganized AWI and the holder of such Administrative Expense, and (y) if AWI disputes that such claim is a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code, to the extent the Bankruptcy Court determines by a Final Order that it constitutes a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code;

                         (iii) timely filed in accordance with the
Administrative Bar Date Order, any such Claim to the extent (i) no objection is interposed by the Administrative Expense Objection Deadline or (ii) if an objection is interposed by the Administrative Expense Objection Deadline, is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code; or

                         (iv) that represents a Claim of a professional person
employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code or an Administrative Expense arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court.

                     (d) With respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. Pursuant to the Confirmation Order, an Allowed Claim, with respect to any Asbestos Personal Injury Claim, shall establish the amount of legal liability against the Asbestos PI Trust in the Allowed amount of such Claim.

                     (e) With respect to any Asbestos Property Damage Claim, proof of which was filed by the Asbestos PD Bar Date, such Claim to the extent that it is allowed in accordance with the Asbestos PD Claims Resolution Procedures and such other procedures as may be established in connection with the Asbestos PD Trust. Pursuant to the Confirmation Order, an Allowed Claim, with respect to any Asbestos Property Damage Claim, shall establish the amount of legal liability against the Asbestos PD Trust in the Allowed amount of such Claim.

                     1.9 Allowed Amount: The lesser of (a) the dollar amount of an Allowed Claim or (b) the Estimated Amount of such Claim. Unless otherwise specified herein, in the Asbestos PI Trust Distribution Procedures or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Commencement Date.

                     1.10 Amended and Restated Articles of Incorporation: The Articles of Incorporation of Reorganized AWI, to be amended and restated in accordance with section 7.1 hereof, in substantially the form of Exhibit 1.10 to the Plan.

                     1.11 Amended and Restated By-Laws: The By-Laws of Reorganized AWI, to be amended and restated in accordance with section 7.5 hereof, in substantially the form of Exhibit 1.11 to the Plan.

                     1.12 Articles of Incorporation: The Articles of Incorporation of AWI, as such Articles of Incorporation may be amended by the Amended and Restated Articles of Incorporation or otherwise.

                     1.13 Asbestos PD Bar Date: March 20, 2002.

                     1.14 Asbestos PD Claims Resolution Procedures: The procedures to be used for the allowance of Asbestos Property Damage Claims. If Class 4 votes to accept the Plan, the Asbestos PD Claims Resolution Procedures will be developed by the Asbestos PD Committee. If Class 4 rejects the Plan, the Asbestos PD Claims Resolution Procedures will be substantially in the form annexed hereto as Exhibit 1.14.

                     1.15 Asbestos PD Committee: The Asbestos Property Damage Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.16 Asbestos PD Insurance Asset: All rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Property Damage Claims channeled to, and assumed by, the Asbestos PD Trust pursuant to Article XI of the Plan and the Asbestos PD Trust Agreement, subject to a maximum total limit equal to the aggregate value of Asbestos PD Claims, as estimated by the Bankruptcy Court, applicable solely to settlement payments or judgments (but not to defense costs). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

                     1.17 Asbestos PD Trust: The trust established by AWI in accordance with the Asbestos PD Trust Agreement.

                     1.18 Asbestos PD Trust Agreement: That certain AWI Asbestos Property Damage Settlement Trust Agreement, executed by AWI and the Asbestos PD Trustees, substantially in the form of Exhibit 1.18 to the Plan.

                     1.19 Asbestos PD Trust Funding Obligation: If Class 4 votes to accept the Plan, $5 million (which will be funded solely from insurance proceeds as provided in section 11.2 of the Plan) or, if Class 4 votes to reject the Plan, the Asbestos PD Insurance Asset having a value equal to the aggregate value of all Asbestos Property Damage Claims as estimated by the Bankruptcy Court.

                     1.20 Asbestos PD Trustees: Collectively, the Entities confirmed by the Bankruptcy Court to serve as trustees of the Asbestos PD Trust, pursuant to the terms of the Asbestos PD Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the Asbestos PD Trust Agreement.

                     1.21 Asbestos Personal Injury Claim: Any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released, or marketed by AWI or an Entity for whose products or operations AWI allegedly has liability or for which AWI is otherwise liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation and contribution (including, without limitation, any Asbestos PI Contribution Claim), and any claim under any settlement entered into by or on behalf of AWI prior to the Commencement Date relating to an Asbestos Personal Injury Claim. An Asbestos Property Damage Claim or a workers' compensation claim against AWI shall not constitute an Asbestos Personal Injury Claim.

                     1.22 Asbestos PI Claimants' Committee: The Official Committee of Asbestos Claimants, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.23 Asbestos PI Contribution Claim: Any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is
(x) (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products or (B) any assignee or transferee of such Entity and (ii) on account of alleged liability of AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action or (y) held by any Entity that is seeking reimbursement, indemnification, subrogation, or contribution from AWI with respect to any surety bond, letter of credit or other financial assurance issued by any Entity on account of, or with respect to, Asbestos Personal Injury Claims.

                     1.24 Asbestos PI Insurance Asset: All rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985 and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in Maertin et al. v. Armstrong World Industries, Inc. et al., No. 95-CV-20849 (JBS) (D.N.J.) in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

                     1.25 Asbestos PI Permanent Channeling Injunction: An order or orders of the District Court in accordance with, and pursuant to, section 524(g) of the Bankruptcy Code permanently and forever staying, restraining, and enjoining any Entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims, all of which shall be channeled to the Asbestos PI Trust for resolution as set forth in the Asbestos PI Trust Distribution Procedures (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions shall be in conformity and compliance with the provisions hereof), including, but not limited to:

                     (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

                     (b) enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

                     (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

                     (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

                     (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.

                     1.26 Asbestos PI Trust: The trust established by AWI in accordance with the Asbestos PI Trust Agreement.

                     1.27 Asbestos PI Trust Agreement: That certain AWI Asbestos Personal Injury Settlement Trust Agreement, executed by AWI and the Asbestos PI Trustees, substantially in the form of Exhibit 1.27 to the Plan.

                     1.28 Asbestos PI Trust Distribution Procedures: The AWI Asbestos Personal Injury Settlement Trust Distribution Procedures to be implemented by the Asbestos PI Trustees pursuant to the terms and conditions of the Plan and the Asbestos PI Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of Exhibit 1.28 to the Plan.

                     1.29 Asbestos PI Trustees: Collectively, the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos PI Trust, pursuant to the terms of the Asbestos PI Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Asbestos PI Trust Agreement.

                     1.30 Asbestos Property Damage Claim: Any Claim or remedy or liability against AWI now existing or hereafter arising, whether or not such Claim, remedy, or liability, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims shall not include Asbestos Personal Injury Claims.

                     1.31 Asbestos Property Damage Contribution Claim: Any Claim or remedy or liability against AWI now existing or hereafter arising, whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy or liability are known or unknown, that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing asbestos or asbestos-containing products in buildings, other structures, or other property, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

                     1.32 Available Cash: The sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) One Hundred Million and 00/100 Dollars ($100,000,000.00), (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.8(c)(i) of the Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.13(h) of the Plan,
(iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter, (viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash" and in respect of the Asbestos PD Trust Funding Obligation), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.13(h) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan.

                     1.33 AWWD: Armstrong Worldwide, Inc., a Delaware corporation.

                     1.34 AWI: Armstrong World Industries, Inc., a Pennsylvania corporation.

                     1.35 AWI Progeny: Two or more Entities organized under the laws of Pennsylvania and/or of other jurisdictions permitting such division into which Reorganized AWI will divide in accordance with the Plan of Division.

                     1.36 Ballot: The form or forms distributed to holders of impaired Claims and Equity Interests on which is to be indicated the acceptance or rejection of the Plan.

                     1.37 Ballot Date: The date set by the Bankruptcy Court by which all completed ballots must be received.

                     1.38 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Case.

                     1.39 Bankruptcy Court: The United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

                     1.40 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

                     1.41 Board of Directors: The Board of Directors of AWI or Reorganized AWI, as it may exist from time to time.

                     1.42 Business Day: Any day on which commercial banks are required to be open for business in New York, New York.

                     1.43 CCR: Center for Claims Resolution, Inc., a Delaware not-for-profit corporation.

                     1.44 Chapter 11 Case: The chapter 11 case of AWI pending in the Bankruptcy Court as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (Jointly Administered).

                     1.45 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against AWI, as debtor or Debtor in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim, whether or not it constitutes a "claim" under section 101(5) of the Bankruptcy Code, but in either case, not including a Demand.

                     1.46 Claims Settlement Guidelines: The settlement guidelines and authority contained in that certain Order Granting Motion of the Debtors for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle

Certain Prepetition Claims Against the Debtors' Estates dated May 31, 2002, as amended by the amendments set forth in Exhibit 1.46 to the Plan.

                     1.47 Claims Trading Injunction: An order or orders of the Bankruptcy Court permanently and forever staying, restraining, and enjoining any Entity from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim or Asbestos Property Damage Claim; provided, however, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim or Asbestos Property Damage Claim to the holder of an Asbestos PI Contribution Claim or Asbestos Property Damage Contribution Claim, as the case may be, solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim or Asbestos Property Damage Contribution Claim, as the case may be, or (ii) the transfer of an Asbestos Personal Injury Claim or Asbestos Property Damage Claim by will or under the laws of descent and distribution. Any such order or orders also will provide that any action taken in violation thereof will be void ab initio.

                     1.48 Class: Any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

                     1.49 COLI Claims: All amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds.

                     1.50 Commencement Date: December 6, 2000.

                     1.51 Confirmation Date: The date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

                     1.52 Confirmation Deadline: The date that is two hundred seventy (270) days after the filing of the Plan with the Bankruptcy Court or such later date as AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee may agree in writing.

                     1.53 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

                     1.54 Contingent Claim: Any Claim (other than an Asbestos Personal Injury Claim), the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and AWI now or hereafter exists or previously existed.

                     1.55 Convenience Claim: As to each holder of an Unsecured Claim, other than a Debt Security Claim, (a) an Unsecured Claim held by such holder in an Allowed Amount of Ten Thousand and 00/100 Dollars ($10,000.00) or less or (b) an Unsecured Claim of such holder the Allowed Amount of which has been reduced to Ten Thousand and 00/100 Dollars ($10,000.00) by the election of the holder thereof, as provided on the Ballot.

                     1.56 Creditor: Any Entity that holds a Claim against AWI as Debtor or Debtor in Possession.

                     1.57 Debtor: AWI.

                     1.58 Debtor in Possession: AWI in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                     1.59 Debt Security Claim: Any Unsecured Claim represented by a series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date or any guarantee by AWI of any obligations of another Entity under any series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date.

                     1.60 Demand: A demand for payment, present or future, that
(i) was not a Claim during the Chapter 11 Case; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid by the Asbestos PI Trust.

                     1.61 DIP Credit Facility: Revolving Credit and Guaranty Agreement dated as of December 6, 2000 among Armstrong World Industries, Inc., a Pennsylvania corporation, and its subsidiaries, Nitram Liquidators, Inc., a Delaware corporation, and Desseaux Corporation of North America, a Delaware corporation, the banks party thereto, and the Agent Bank, as amended, modified or supplemented from time to time.

                     1.62 DIP Credit Facility Claim: Collectively, all Claims of the DIP Lenders arising under the DIP Credit Facility.

                     1.63 DIP Lenders: The financial institutions party to the DIP Credit Facility.

                     1.64 Disallowed Claim: A Claim that is disallowed in its entirety by a Final Order of the Bankruptcy Court or such other court of competent jurisdiction or that is disallowed in its entirety pursuant to the Asbestos PI Trust Distribution Procedures or the Asbestos PD Claims Resolution Procedures, as the case may be.

                     1.65 Disbursing Agent: Any Entity in its capacity as a disbursing agent under section 7.8 hereof.

                     1.66 Disputed Claim: A Claim (other than an Asbestos Personal Injury Claim) that is neither an Allowed Claim nor a Disallowed Claim.

                     1.67 Disputed Claim Amount: The Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

                     1.68 Disputed Unsecured Claims Reserve: The trust established pursuant to section 5.4 of the Plan to hold the portion of New Notes reserved for Distribution pending the resolution of Disputed Claims in Class 6 of the Plan.

                     1.69 Distribution: The payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims), the holder of the Equity Interest, and to the Asbestos PI Trust and the Asbestos PD Trust.

                     1.70 Distribution Date: (a) The Initial Distribution Date,
(b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of New Notes and Available Cash to be distributed on any Distribution Date is less than one million dollars ($1,000,000), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

                     1.71 District Court: The United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

                     1.72 Division: The division of AWI into several Entities pursuant to Subchapter D, Chapter 19 of the Pennsylvania BCL and section 7.20(a)(iii) of the Plan, as set forth in the Plan of Division.

                     1.73 Effective Date: The first Business Day on which all of the conditions precedent to the effectiveness of the Plan specified in Section
7.13 have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

                     1.74 Encumbrance: With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                     1.75 Entity: An individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

                     1.76 Environmental Claim: Any Claim as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under the federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

                     1.77 Equity Interest: Any interest in AWI represented by shares of Existing AWI Common Stock.

                     1.78 Equity Value: For purposes of calculating the exercise price on the New Warrants, the value of each share of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, as agreed among Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee and as set forth in the disclosure statement approved by the Bankruptcy Court.

                     1.79 Estimated Amount: The estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code.

                     1.80 Existing AWI Common Stock: Common stock, par value of $0.01 per share, of AWI, authorized pursuant to the Articles of Incorporation as in effect immediately prior to the Effective Date.

                     1.81 Final Distribution Date: A date on or after the Initial Distribution Date and after all Disputed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) have become either Allowed Claims or Disallowed Claims that is selected by Reorganized AWI in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by Reorganized AWI, for cause shown.

                     1.82 Final Order: An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to AWI or Reorganized AWI, as the case may be, and its counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                     1.83 Future Claimants' Representative: Dean M. Trafelet, the Legal Representative for Future Claimants appointed pursuant to the order dated on or about March 1, 2002.

                     1.84 Holdings: Armstrong Holdings, Inc., a Pennsylvania corporation.

                     1.85 Holdings Plan of Liquidation: The dissolution, liquidation, and winding up of Holdings (and, as part thereof, the dissolution and winding up, or other termination of the corporate existence, of AWWD) pursuant to Subchapter F, Chapter 19 of the Pennsylvania BCL or in such other manner as is consistent with the terms of the Plan and permitted by law.

                     1.86 Initial Distribution Date: A date on or after the Effective Date that is selected by Reorganized AWI in its discretion but, in any event, is within fifteen (15) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by Reorganized AWI, for cause shown.

                     1.87 Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and any applicable rulings, Treasury Regulations, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

                     1.88 IRS: The United States Internal Revenue Service.

                     1.89 Lazard: Lazard Freres & Co. LLC, or such other investment bank or financial advisor retained by AWI.

                     1.90 New Common Stock: Common stock, par value $0.01 per share, of Reorganized AWI which is to be authorized and issued pursuant to the Plan and subject to dilution for equity to be issued under the New Management Incentive Plan and for the New Warrants.

                     1.91 New Management Incentive Plan: The Management Incentive Plan, substantially in the form of Exhibit 1.91 to the Plan.

                     1.92 New Note Indenture: An indenture, substantially in the form of Exhibit 1.92 to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, pursuant to which the New Notes will be issued, which will be qualified under the Trust Indenture Act of 1939, as amended.

                     1.93 New Notes: Unsecured notes issued pursuant to the new
Note Indenture (a) in the aggregate principal amount of the higher of (i) $1.125 billion less the amount of Available Cash and (ii) $775 million, (b) bearing a fixed interest rate based upon U.S. Treasury Notes with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date, and (c) which will have a maturity, as selected by AWI, of not less than five years, but not more than ten years.

                     1.94 New Warrants: Warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit 1.94 to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee; provided, however, that such New Warrants (a) shall comprise 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date, (b) shall have an exercise price equal to 125% of the Equity Value, and (iii) shall have a term of 7 years from the Effective Date.

                     1.95 Pennsylvania BCL: Pennsylvania Business Corporation Law of 1988, as amended from time to time and as applicable to the events described in the Plan.

                     1.96 PI Protected Party: Any of the following parties:

                     (a) AWI;

                     (b) Reorganized AWI;

                     (c) Holdings;

                     (d) AWWD;

                     (e) any Affiliate;

                     (f) any AWI Progeny;

                     (g) any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

                     (h) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

                     (i) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, any of the AWI Progeny, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

                         (i) such Entity's ownership of a financial interest in
                    AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any of the AWI Progeny, or predecessor in interest of AWI or Reorganized AWI;

                         (ii) such Entity's involvement in the management of
                    AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any of the AWI Progeny, or any predecessor in interest of AWI or Reorganized AWI;

                         (iii) such Entity's service as an officer, director, or
                    employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any of the AWI Progeny, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                         (iv) such Entity's provision of insurance to (a) AWI,
                    (b) Reorganized AWI, (c) any of the AWI Progeny, (d) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (e) any predecessor in interest of AWI or Reorganized AWI, or (d) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.) any of the AWI Progeny, or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a Protected Party; or

                         (v) such Entity's involvement in a transaction changing
                    the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any of the AWI Progeny, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                     1.97 Plan: This plan of reorganization, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

                     1.98 Plan of Division: The document setting forth the terms and conditions of the Division substantially in the form of Exhibit 1.98 of the Plan pursuant to Subchapter D, Chapter 19 of the Pennsylvania BCL.

                     1.99 Priority Claim: Any Claim to the extent such claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim, or Priority Tax Claim.

                     1.100 Priority Tax Claim: A Claim against AWI that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

                     1.101 Pro Rata Share: Means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims plus the Disputed Claim Amount of all Disputed Claims in the same Class.

                     1.102 Qualified Appraisal: A "qualified appraisal" within the meaning of Treasury Regulations section 1.468B-3(b)(3).

                     1.103 Record Date: The first Business Day that is five (5) days from and after the Confirmation Date.

                     1.104 Reorganized AWI: AWI, as reorganized as of the Effective Date in accordance with this Plan, or any successors in interest thereto, from and after the Effective Date and including, to the extent applicable in the context and the stage of implementing the Plan, the AWI Progeny.

                     1.105 Reorganization Consideration: Collectively, the Available Cash, the New Notes, the New Common Stock, and the New Warrants.

                     1.106 Retention Period: Five (5) years from and after the Effective Date, or such shorter period as the Bankruptcy Court may set.

                     1.107 Schedules: The schedules of assets and liabilities and the statements of financial affairs filed by AWI with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been and may be amended by AWI from time to time in accordance with Bankruptcy Rule 1009.

                     1.108 Secured Claim: Any Claim against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims.

                     1.109 Subsidiary Debt Guarantee Claim: Any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram Liquidators, Inc. or Desseaux Corporation of North America and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity.

                     1.110 Treasury Regulations: Regulations (including temporary and proposed) promulgated under the Internal Revenue Code by the United States Treasury Department, as amended from time to time.

                     1.111 Unliquidated Claim: Any Claim (other than an Asbestos Personal Injury Claim), the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

                     1.112 Unsecured Claim: Any Claim other an Administrative Expense, Subsidiary Debt Guarantee Claim, a COLI Claim, a Priority Tax Claim, a Priority Claim, an Asbestos Personal Injury Claim, an Asbestos Property Damage Claim, an Environmental Claim (except to the extent provided in section 3.2(h)(ii) of the Plan), an Affiliate Claim, or a Secured Claim.

                     1.113 Unsecured Creditors' Committee: The Official Unsecured Creditors' Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.114 Voting Procedures Order: An order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan.

                     B. OTHER TERMS. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

                     C. EXHIBITS. All Exhibits to the Plan shall be contained in a separate Exhibit Volume, which shall be filed with the Clerk of the Bankruptcy Court not later than the earlier of (i) thirty (30) days prior to the commencement of the hearing on confirmation of the Plan and (ii) fifteen (15) days prior to the deadline for filing objections to confirmation of the Plan. Such Exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Such Exhibits shall also be available for download from the following website: www.armstrongplan.com. Holders of Claims or shareholders of Holdings may also obtain a copy of such Exhibit Volume, once filed, from AWI by a written request sent to the following address:

                        Armstrong World Industries, Inc.
                              Post Office Box 3666
                       Lancaster, Pennsylvania 17604-3666

                                   ARTICLE II

                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

                     2.1 Payment of Allowed Administrative Expenses. The Allowed Amount of each Administrative Expense that is Allowed as of the Effective Date shall be paid in full, in cash, on the Effective Date; provided, however, that Administrative Expenses of the type specified in section 1.8(c)(i) of the Plan shall be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Each Administrative Expense of the type specified in section 1.8(c)(ii) or 1.8(c)(iii) of the Plan shall be paid the Allowed Amount of such Administrative Expense in full, in cash, as soon as practicable after such Administrative Expense is Allowed.

                     2.2 Compensation and Reimbursement Claims. The Bankruptcy Court shall fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. The
Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI.

                     2.3 DIP Credit Facility Claim. On the Effective Date, the DIP Credit Facility Claim shall be paid in full, in cash. Unless otherwise agreed by the DIP Lenders, to the extent that any letters of credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the DIP Lenders, cash in an amount equal to the face amount of such letters of credit, which shall be held by the Agent Bank for the repayment of all amounts due in respect of such letters of credit.

                     2.4 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid the Allowed Amount of its Allowed Priority Tax Claim either (a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such

Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI.

                                  ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                     3.1 Summary. Claims and Equity Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation, and distribution pursuant to the Plan, as follows:

---------------------------- ----------------------------------------------------------- ----------------- -----------
                                                                                                           ENTITLED
CLASS                        TREATMENT                                                   STATUS            TO VOTE?
---------------------------- ----------------------------------------------------------- ----------------- -----------
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 1: Priority Claims     Paid in full, in cash, on the
                             later of the Effective Date Unimpaired No or as
                             soon as practicable after such Priority Claim
                             becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 2:  Secured Claims     Reinstated - Any defaults  related to Secured  Claims
                             will be cured.                                              Unimpaired        No

---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 3:  Convenience        Payment of 75% of Allowed Amount of Convenience Claim,in    Impaired          Yes
Claims                       cash, on later of the Effective Date or as soon as
                             practicable after such Convenience Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 4:  Asbestos           All Asbestos Property Damage Claims will be channeled to    Impaired          Yes
Property Damage Claims       the  Asbestos PD Trust, which will be funded exclusively
                             with the Asbestos PD Trust Funding Obligation.
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 5: COLI
Claims                       Reinstated - Any defaults related to the COLI Claims will   Unimpaired         No
                             be cured.
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 6: Unsecured Claims    Each holder of an Allowed Unsecured Claim will receive      Impaired           Yes
other than Convenience       its Pro Rata Share of (i) 34.43% of the New
Claims                       Common Stock, Claims (ii) 34.43% of the first $1.05
                             billion of (x) up to million of Available Cash and
                             (y) the New Notes,(iii) 60% of the next $50 million
                             of the remaining Available Cash, (iv) 60% of the
                             remaining amount of New Notes to the extent that
                             Available Cash in(iii) is less than $50 million,
                             and (v) 34.43% of the remaining amount of Available
                             Cash and New Notes.
--------------------------- ----------------------------------------------------------- ----------------- ------------
CLASS 7:  Asbestos           All Asbestos  Personal  Injury Claims will be               Impaired           Yes
Personal Injury Claims       channeled tothe  Asbestos PI Trust,  which will be
                             funded pursuant to section 10.1 of the Plan.
--------------------------- ----------------------------------------------------------- ----------------- ------------



                                       18

---------------------------- ----------------------------------------------------------- ----------------- -----------
                                                                                                           ENTITLED
CLASS                        TREATMENT                                                   STATUS            TO VOTE?
---------------------------- ----------------------------------------------------------- ----------------- -----------

CLASS 8:  Environmental      Treated as an Allowed Unsecured Claim to the extent it      Impaired          Yes
Claims                       becomes Allowed prior to any Distribution Date. Other
                             treatment determined as applicable under the relevant
                             settlement agreement.
---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 9:  Affiliate Claims   Reinstated                                                  Unimpaired        No

---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 10:  Subsidiary Debt   Reinstated                                                  Unimpaired        No
Guarantee Claims

---------------------------- ----------------------------------------------------------- ----------------- -----------
CLASS 11:  Equity Interests  If the Holdings Plan of Liquidation is approved by the      Impaired          Yes.
                             requisite shareholders of Holdings prior to the first
                             anniversary of the Effective Date, the holder of the
                             Equity Interests in AWI will receive the New Warrants
                             (which will be distributed in accordance with the
                             Holdings Plan of Liquidation). If the Holdings Plan of
                             Liquidation is not approved by the requisite shareholders
                             of  Holdings prior to the first anniversary of the
                             Effective Date, the holder of the Equity Interests in AWI
                             will not receive any distribution.
---------------------------- ----------------------------------------------------------- ----------------- -----------

                     3.2 Classification and Treatment.

                     (a) CLASS 1. PRIORITY CLAIMS.

                         (i) Classification: Class 1 consists of all Allowed
                    Priority Claims.

                         (ii) Treatment: Each holder of an Allowed Priority
                    Claim shall be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

                         (iii) Status: Class 1 is not impaired. The holders of
                    the Claims in Class 1 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (b) CLASS 2. SECURED CLAIMS.

                         (i) Classification: Class 2 consists of all Allowed
                    Secured Claims. Although placed in one class for purposes of convenience, each Allowed Secured Claim shall be treated as though in a separate class for all purposes under the Plan.

                         (ii) Treatment: At the option of AWI and in accordance
                    with section 1124 of the Bankruptcy Code, each Allowed Secured Claim shall be treated in one of the following ways:

                             1. The legal, equitable and contractual rights to
which such Allowed Secured Claim entitles the holder of such Claim shall be unaltered.

                                       or

                             2. Notwithstanding any contractual provision or
applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall
(i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                         (iii) Status: Class 2 is not impaired. The holders of
                    the Claims in Class 2 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (c) CLASS 3. CONVENIENCE CLAIMS.

                         (i) Classification: Class 3 consists of all Allowed
                    Convenience Claims.

                         (ii) Treatment: Each holder of an Allowed Convenience
                    Claim shall be paid 75% of the Allowed Amount of its Allowed Convenience Claim, in cash, on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

                         (iii) Election: Any holder of an Unsecured Claim in an
                    amount equal to or less than Ten Thousand and 00/100 Dollars ($10,000.00) and which otherwise constitutes a Convenience Claim automatically shall be treated as a Convenience Claim. Any holder of any other Unsecured Claim that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Unsecured Claims in Class 6 and return such Ballot to the address specified therein on or before the Ballot Date. Any election made after the Ballot Date shall not be binding on AWI unless the Ballot Date is expressly waived in writing by AWI with respect to any such Claim.

                         (iv) Status: Class 3 is impaired. To the extent and in
                    the manner provided in the Voting Procedures Order, the holders of the Claims in Class 3 are entitled to vote to accept or reject the Plan.

                     (d) CLASS 4. ASBESTOS PROPERTY DAMAGE CLAIMS.

                         (i) Classification: Class 4 consists of all Allowed
                    Asbestos Property Damage Claims.

                         (ii) Treatment: All Allowed Asbestos Property Damage
                    Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust and the Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures. The Asbestos PD Trust will be funded in accordance with the provisions of sections 11.2 and 11.3 of the Plan. The sole recourse of the holder of an Allowed Asbestos Property Damage Claim shall be the Asbestos PD Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos Property Damage Claim against Reorganized AWI. Without limiting the foregoing, on the Effective Date, all entities shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Property Damage Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PD Trust, which actions shall be in conformity and compliance with the provisions hereof):

                             1. commencing, conducting, or continuing in any
manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                             2. enforcing, levying, attaching (including,
without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                             3. creating, perfecting, or otherwise enforcing in
any manner, directly or indirectly, any Encumbrance against Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                             4. setting off, seeking reimbursement of,
contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust; and

                             5. proceeding in any manner in any place with
regard to any matter that is subject to resolution pursuant to the Asbestos PD Trust Agreement, except in conformity and compliance therewith.

                         (iii) Selection of Trustees for the Asbestos PD Trust:
                    If Class 4 votes to accept the Plan, the Asbestos PD Trustees shall be selected by the Asbestos PD Committee. If Class 4 votes to reject the Plan, AWI will select the Asbestos PD Trustees, by notice filed with the Bankruptcy Court on or before ten (10) days prior to the date of the commencement of the hearing on confirmation of the Plan.

                         (iv) Claims Resolution Procedures: The Asbestos PD
                    Claims Resolution Procedures will govern and control in all respects the allowance and payment of Asbestos Property Damage Claims.

                         (v) Status: Class 4 is impaired. To the extent and in
                    the manner provided in the Voting Procedures Order, the holders of the Claims in Class 4 are entitled to vote to accept or reject the Plan.

                     (e) CLASS 5. COLI CLAIMS.

                         (i) Classification: Class 5 consists of all Allowed
                    COLI Claims.

                         (ii) Treatment: In accordance with section 1124 of the
                    Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                         (iii) Status: Class 5 is not impaired. The holders of
                    the Claims in Class 5 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (f) CLASS 6. UNSECURED CLAIMS OTHER THAN CONVENIENCE
CLAIMS.

                         (i) Classification: Class 6 consists of Unsecured
                    Claims other than Convenience Claims.

                         (ii) Treatment: Each holder of an Allowed Unsecured
                    Claim in Class 6 will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization
                    Consideration:

                             1. 34.43% of the New Common Stock,

                             2. 34.43% of the first $1.05 billion of (x) up to
$300 million of Available Cash and (y) the New Notes,

                             3. 60% of the first $50 million of the amount of
Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                             4. 60% of the amount of New Notes equal to the
difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                             5. 34.43% of the remaining amount of Available Cash
and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

                             In any Distribution made to the holder of an
Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in this section 3.2(f)(ii)) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

                         (iii) Interest: Interest shall neither accrue nor be
                    payable from and after the Commencement Date with respect to Allowed Unsecured Claims.

                         (iv) Status: Class 6 is impaired. To the extent and in
                    the manner provided in the Voting Procedures Order, the holders of the Claims in Class 6 are entitled to vote to accept or reject the Plan.

                     (g) CLASS 7. ASBESTOS PERSONAL INJURY CLAIMS.

                         (i) Classification: Class 7 consists of all Asbestos
                    Personal Injury Claims.

                         (ii) Treatment: All Asbestos Personal Injury Claims
                    shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. The Asbestos PI Trust will be funded in accordance with the provisions of section 10.1 of the Plan. The sole recourse of the holder of an Asbestos Personal Injury Claim shall be the Asbestos PI Trust, and such holder shall have no right whatsoever at any time to assert its

                    Asbestos Personal Injury Claim against any PI Protected Party. Without limiting the foregoing, on the Effective Date, all Entities shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions shall be in conformity and compliance with the provisions hereof):

                             1. commencing, conducting, or continuing in any
manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

                             2. enforcing, levying, attaching (including,
without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

                             3. creating, perfecting, or otherwise enforcing in
any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

                             4. setting off, seeking reimbursement of,
contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

                             5. proceeding in any manner in any place with
regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust Agreement, except in conformity and compliance therewith.

                     Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI, Reorganized AWI, or the Asbestos PI Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by AWI, Reorganized AWI, or the Asbestos PI Trust.

                         (iii) Status: Class 7 is impaired. To the extent and in
                    the manner provided in the Voting Procedures Order, the holders of the Claims in Class 7 are entitled to vote to accept or reject the Plan.

                     (h) CLASS 8. ENVIRONMENTAL CLAIMS.

                         (i) Classification: Class 8 consists of all
                    Environmental Claims.

(ii) Treatment: Each holder of an Environmental Claim shall be entitled to treatment of its Environmental Claim and receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any Distribution Date, such Environmental Claim shall be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6 of the Plan. The sole recourse of the holders of Environmental Claims shall be in accordance with the rights of such holders set forth in such settlement agreement. Nothing contained herein or in any settlement agreement relating to an Environmental Claim shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any Entity that is not a party to such settlement agreement.

                         (iii) Status: Class 8 is impaired. To the extent and in
                    the manner provided in the Voting Procedures Order, the holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan.

                     (i) CLASS 9. AFFILIATE CLAIMS.

                         (i) Classification: Class 9 consists of Affiliate
                    Claims.

                         (ii) Treatment: In accordance with section 1124 of the
                    Bankruptcy Code, the legal, equitable, and contractual rights to which such Allowed Affiliate Claims entitle the holder of any such Claims shall be unaltered.

                         (iii) Status. Class 9 is unimpaired. The holders of the
                    Claims in Class 9 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (j) CLASS 10. SUBSIDIARY DEBT GUARANTEE CLAIMS.

                         (i) Classification: Class 10 consists of all Subsidiary
                    Debt Guarantee Claims.

                         (ii) Treatment: In accordance with section 1124 of the
                    Bankruptcy Code, each Subsidiary Debt Guarantee Claim shall be reinstated.

                         (iii) Status: Class 10 is not impaired. The holders of
                    Claims in Class 10 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the plan.

                     (k) CLASS 11. EQUITY INTERESTS.

                         (i) Classification: Class 11 consists of Equity
                    Interests.

                         (ii) Treatment: If the Holdings Plan of Liquidation is
                    approved by the shareholders of Holdings as required by the Pennsylvania BCL prior to the first anniversary of the

                    Effective Date, the holder of the Equity Interests in AWI will receive the New Warrants. If the Holdings Plan of Liquidation is not approved by the requisite shareholders of Holdings prior to the first anniversary of the Effective Date, the holder of the Equity Interests in AWI will not receive any distribution. If Class 6 votes to accept the Plan, the holder of Equity Interests will receive the New Warrants directly from AWI. If Class 6 votes to reject the Plan, the holder of the Equity Interests shall not receive any distribution under the Plan from AWI's estate, but will be deemed to have received a distribution from the Asbestos PI Trust in accordance with section 10.1(b) of the Plan. On the Effective Date, the certificates that previously evidenced ownership of Existing AWI Common Stock shall be cancelled and shall be null and void, the holders thereof shall have no rights, and such certificates shall evidence no rights.

                         (iii) Status: Class 11 is impaired. To the extent and
                    in the manner provided in the Voting Procedures Order, the holder of the Equity Interests in Class 11 is entitled to vote to accept or reject the Plan; provided, however, if Class 6 votes to reject the Plan, Class 11 shall be deemed to have rejected the Plan.

                     3.3 In the event of a controversy as to whether any class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.

                                   ARTICLE IV

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

                     4.1 Modification of the Plan. AWI may, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

                     4.2 Revocation or Withdrawal.

                     (a) Right to Revoke. The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI.

                     (b) Effect of Withdrawal or Revocation. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

                     4.3 Amendment of Plan Documents. From and after the Effective Date, the authority to amend, modify, or supplement the Exhibits to the Plan and any documents attached to such Exhibits shall be as provided in such Exhibits and their respective attachments.

                                   ARTICLE V

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

                     5.1 Objections to Claims; Prosecution of Disputed Claims. Reorganized AWI shall object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. Notwithstanding the foregoing, Reorganized AWI, at its option, may continue to prosecute objections to Asbestos Property Damage Claims if such objections are pending as of the Effective Date. All objections that are filed and prosecuted by Reorganized AWI as provided herein shall be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims shall be served and filed no later than ninety (90) days after the Effective Date.

                     5.2 Claims Settlement Guidelines. The Confirmation Order shall approve the amendment to the Claims Settlement Guidelines, as set forth in
Exhibit 1.46 to the Plan.

                     5.3 Distributions on Account of Disputed Claims. Notwithstanding section 3.2 hereof, a Distribution shall only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest shall be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by section
5.1 hereof.

                     5.4 Disputed Unsecured Claims Reserve. On the Initial Distribution Date, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which New Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3, and 7.7 of the Plan, any Distribution of New Notes with respect to a Disputed Claim that becomes Allowed shall include interest and other accretions with respect to such New Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such New Notes.

                     5.5 Tax Treatment of Disputed Unsecured Claims Reserve.

                     (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Disputed Unsecured Claims Reserve established to hold New Notes and any earnings with respect thereto as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in Class 6, in accordance with the trust provisions of the Tax Code (sections 641 et seq.), and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including Reorganized AWI and all holders of Claims in Class 6) shall report, for tax purposes, consistently with such treatment.

                     (b) The Disbursing Agent may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Disputed Unsecured Claims Reserve for all taxable periods through the termination of such reserve.

                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

                     6.1 Impaired Classes to Vote. Each holder of a Claim in an impaired Class of Claims shall be entitled to vote to accept or reject the Plan to the extent and in the manner provided by the Voting Procedures Order.

                     6.2 Acceptance by Class of Claims. Acceptance of the Plan by any impaired Class of Claims shall be determined in accordance with the Voting Procedures Order.

                     6.3 Nonconsensual Confirmation. In the event that any impaired Class of Claims shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, AWI reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case the Plan shall constitute a motion for such relief, or (b) amend the Plan in accordance with section 4.1 hereof.

                                  ARTICLE VII

                           IMPLEMENTATION OF THE PLAN

                     7.1 Creation of Asbestos PI Trust. Effective as of the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust shall be created. The Asbestos PI Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code. The purpose of the Asbestos PI Trust shall be to, among other things, (a) direct the processing, liquidation, and payment of all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos PI Trust Distribution Procedures, and the Confirmation Order and (b) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos Personal Injury Claims.

                     7.2 Appointment of Asbestos PI Trustees. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit 7.2 to the Plan), which individuals shall be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust.

                     7.3 Creation of Asbestos PD Trust. Effective as of the later of (i) the date the Asbestos PD Trustees have executed the Asbestos PD

Trust Agreement and (ii) the Effective Date, the Asbestos PD Trust shall be created. The Asbestos PD Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code. The purpose of the Asbestos PD Trust shall be to, among other things, (a) direct the processing, liquidation, and payment of all Asbestos Property Damage Claims in accordance with the Plan, the Asbestos PD Claims Resolution Procedures, and the Confirmation Order and (b) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos Property Damage Claims.

                     7.4 Amendment of Articles of Incorporation. The Articles of Incorporation shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, (A) of which sixty to seventy million (60,000,000-70,000,000) shares shall be New Common Stock issued under the Plan, (B) a portion of which shall be reserved for issuance upon exercise of the New Warrants, and (C) the remainder of which shall be reserved for future issuance and (ii) 15 million shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the Board of Directors.

                     7.5 Amendment of By-Laws. The By-Laws of AWI shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws.

                     7.6 Distributions under the Plan. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

                     7.7 Timing of Distributions under the Plan. Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefor specified in the Plan. No interest shall accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any New Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date shall include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such New Notes) from and after the Initial Distribution Date in accordance with the terms of the New Note Indenture, and New Common Stock issued to holders of Allowed Claims in Classes 6 and 8 after the Effective Date shall include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

                     (a) Distributions with Respect to Unsecured Claims and Environmental Claims. Distributions with respect to Classes 6 and 8 shall only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date.

                     (b) Distribution to the Asbestos PI Trust. The Distribution to the Asbestos PI Trust shall be made on the later of (a) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (b) the Effective Date.

                     (c) Distribution to the Asbestos PD Trust. If Class 4 votes to accept the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the later of (i) the date the Asbestos PD Trustees are selected for the Asbestos PD Trust and have executed the Asbestos PD Trust Agreement and
(ii) the Effective Date. If Class 4 votes to reject the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the latest of (x) the date an order of the Bankruptcy Court estimating the aggregate value of all Asbestos Property Damage Claims becomes a Final Order, (y) the Effective Date, and (z) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement.

                     7.8 Disbursing Agent. All distributions under the Plan shall be made by Reorganized AWI as Disbursing Agent or such other entity designated by Reorganized AWI as a Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized AWI.

                     7.9 Manner of Payment under the Plan. Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by AWI or Reorganized AWI shall be made, at the election of AWI or Reorganized AWI (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.

                     7.10 Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

                     7.11 Fractional Shares or Other Distributions. Notwithstanding anything to the contrary contained herein, no fractional shares of New Common Stock shall be distributed, no New Notes will be issued in an amount less than $100, and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). Fractional shares shall be rounded to the nearest whole share (with .5 share or less to be rounded down). New Notes in denominations of less than $100 shall be rounded to the nearest $100 increment (with New Notes in denominations of $50 or less to be rounded down). No cash will be paid in lieu of such fractional shares or New Notes in increments of less than $100.

                     7.12 Occurrence of the Confirmation Date. The following shall constitute conditions to confirmation of the Plan:

                     (a) The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

                         (i) With respect to any Asbestos Personal Injury Claim
                    that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos PI Trust in the Allowed amount of such Asbestos Personal Injury Claim.

                         (ii) With respect to any Asbestos Property Damage Claim
                    that is Allowed by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement and the Asbestos PD Trust Claims Resolution Procedures, such allowance shall establish the amount of legal liability against the Asbestos PD Trust in the Allowed amount of such Asbestos Property Damage Claim.

                         (iii) The Asbestos PI Permanent Channeling Injunction
                    is to be implemented in connection with the Plan and the Asbestos PI Trust.

                         (iv) The Plan and its Exhibits, including but not
                    limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures, and Articles X and XI of the Plan, are a fair, equitable, and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims and Asbestos Property Damage Claims. The Plan and its Exhibits, and the negotiations that led up to them, do not violate any obligation of AWI or breach any applicable insurance policy, agreement or contract of AWI, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of AWI, and AWI's discharge and release of Claims as provided herein shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

                         (v) AWI does not need the consent of its insurers to
                    transfer the Asbestos PI Insurance Asset to the Asbestos PI Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

                         (vi) If Class 4 does not accept the Plan, AWI does not
                    need the consent of its insurers to transfer the Asbestos PD Insurance Asset to the Asbestos PD Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

                         (vii) The Plan and its Exhibits, including but not
                    limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures, and Articles X and XI of the Plan, do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements, and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

                         (viii) Upon confirmation and consummation of the Plan,
                    including the effectuation of the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PI Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PI Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust Agreement, or the Asbestos PI Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                         (ix) If Class 4 votes to reject the Plan, upon
                    confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PD Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PD Trust's obligations to defend, resolve and satisfy Asbestos Property Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust Agreement, or the Asbestos PD Claims Resolution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                         (x) All insurers of AWI affording insurance coverage
                    that is the subject of the Asbestos PI Insurance Asset and all insurers of AWI whose policies provide coverage for the Asbestos Property Damage Claims addressed in Article XI of the Plan have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits, and are bound by the Plan and its Exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

                         (xi) The Plan complies with section 524(g) of the
                    Bankruptcy Code.

                         (xii) In light of the benefits provided, or to be
                    provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

                         (xiii) At the time of the order for relief with respect
                    to AWI, AWI had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                         (xiv) The Asbestos PI Trust, as of the Effective Date,
                    will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI and the AWI Progeny shall have no liability for any Asbestos Personal Injury Claim.

                         (xv) The Asbestos PI Trust is to be funded in whole or
                    in part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

                         (xvi) The Asbestos PI Trust is to own, or by the
                    exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

                         (xvii) AWI is likely to be subject to substantial
                    future Demands for payment arising out of the same or similar conduct or events that gave rise to the Claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

                         (xviii) The actual amounts, numbers, and timing of the
                    future Demands referenced in section 7.12(a)(xvii) of the Plan cannot be determined.

                         (xix) Pursuit of the Demands referenced in section
                    7.12(a)(xvii) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands.

                         (xx) The terms of the Asbestos PI Permanent Channeling
                    Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

                         (xxi) The Plan establishes, in Class 7 (Asbestos
                    Personal Injury Claims), a separate class of the claimants whose Claims are to be addressed by the Asbestos PI Trust.

                         (xxii) The Future Claimants' Representative was
                    appointed as part of the proceedings leading to issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert unknown Asbestos Personal Injury Claims and Demands that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

                         (xxiii) Identifying each PI Protected Party in the
                    Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

                         (xxiv) Class 7 (Asbestos Personal Injury Claims) has
                    voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                         (xxv) Pursuant to court orders or otherwise, the
                    Asbestos PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner.

                         (xxvi) If Class 4 votes to accept the Plan, Travelers
                    Indemnity Company, Travelers Casualty and Surety Company, and Liberty Mutual Insurance Company (collectively) are obligated under insurance policies that they issued to AWI with inception dates prior to January 1, 1982 to distribute on the Initial Distribution Date a total of $5 million to the Asbestos PD Trust, and are not entitled to obtain reimbursement of all or any part of that amount from Reorganized AWI, including, but not limited to, reimbursement under insurance policy provisions relating to deductibles, premiums, retrospective premiums, or other charges.

                     (b) Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                     (c) The Confirmation Order shall be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to the accept the Plan, the Unsecured Creditors' Committee.

                     (d) If Class 4 does not vote to accept the Plan, the Bankruptcy Court has entered an Order estimating the aggregate value of all Asbestos Property Damage Claims and determining that such value is not greater than the amount of the insurance available to pay such claims under Section 11.3 of the Plan.

The Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

                     7.13 Occurrence of the Effective Date. The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                     (a) The Confirmation Order has become a Final Order.

                     (b) The Bankruptcy Court and/or the District Court, as required, shall have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which shall contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

                     (c) The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction shall be in full force and effect.

                     (d) No proceedings to estimate any Claims shall be pending.

                     (e) All Asbestos PI Trustees shall have been selected and shall have executed the Asbestos PI Trust Agreement.

                     (f) If Class 4 votes to reject the Plan, all Asbestos PD Trustees shall have been selected and shall have executed the Asbestos PD Trust Agreement.

                     (g) A favorable ruling shall have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI shall have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

                     (h) Reorganized AWI shall have entered into and shall have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

                     (i) Each of the Exhibits shall be in form and substance acceptable to AWI, the the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves, in its sole discretion, the right, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if required, the Unsecured Creditors' Committee, then AWI shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

                     7.14 Cancellation of Existing Debt Securities. As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions provided herein.

                     7.15 Expiration of the Retention Period. Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims shall be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

                     7.16 Compensation of the Applicable Trustees. The trustee under any indenture governing any of the Unsecured Claims shall be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section, and shall be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

                     7.17 Distribution of Unclaimed Property. Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed shall be deemed not to have been made and shall be transferred to Reorganized AWI, free and clear of any claims or interests of any Entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. Nothing contained herein shall affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

                     7.18 Management of Reorganized AWI. On the Effective Date, the Board of Directors shall consist of at least three individuals who at that time qualify under New York Stock Exchange rules and applicable laws as independent, outside directors, and are eligible to serve on the audit committee of the Board of Directors, as an SEC-reporting public company, and at least three individuals who qualify as independent directors under section 162(m) of the Internal Revenue Code eligible to serve on the committee of the Board of Directors of Reorganized AWI responsible for matters of executive compensation. Each of the members of such Board of Directors shall serve in accordance with the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws, and any agreement Reorganized AWI may enter into with the Asbestos PI Trust in the form of Exhibit 7.18. The officers of AWI immediately prior to the Effective Date shall serve as the officers of Reorganized AWI in accordance with the terms of any employment agreements pursuant to section 8.8 of the Plan and the requirements of applicable nonbankruptcy law.

                     7.19 Listing on New York Stock Exchange. As soon as practicable after the Effective Date, Reorganized AWI will apply for listing on the New York Stock Exchange, and AWI will use its best efforts to obtain and maintain such listing.

                     7.20 Corporate Reorganization Actions. On or as soon as practicable after the Effective Date, the following actions shall take place, all of which shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of AWI or Reorganized AWI:

                     (a) Reorganized AWI's businesses will be reorganized pursuant to the Plan of Division. The actions taken by Reorganized AWI in furtherance of the Plan of Division include the following:

                         (i) Certain wholly owned, non-operating subsidiaries of
                    AWI will merge with and into AWI on or as soon as practicable after the Effective Date.

                         (ii) AWI will file the Amended and Restated Articles of
                    Incorporation and the Plan of Division with the Secretary of State for the Commonwealth of Pennsylvania.

                         (iii) Pursuant to the Plan of Division, AWI will divide
                    into the AWI Progeny. All assets and certain Administrative Expenses, executory agreements and unexpired leases to be assumed by Reorganized AWI under this Plan, and all postpetition AWI contracts will be allocated among or in common with the AWI Progeny through the Plan of Division in accordance with the terms of this Plan, including sections
                    8.1 and 8.2 of the Plan.

                         (iv) Pursuant to, and as more fully set forth in, the
                    Plan of Division, each employee of AWI as of the Effective Date will become an employee of one of the AWI Progeny.

                         (v) One or more of the AWI Progeny will convert from a
                    corporation to a limited liability company.

                     (b) The existing AWI Common Stock will be cancelled.

                     (c) The New Note Indenture will become effective, and the New Common Stock, New Warrants (subject to section 7.21 of the Plan), and the New Notes will be issued.

                     (d) Reorganized AWI and/or the AWI Progeny will enter into the working capital facility referenced in section 7.13 of the Plan.

                     (e) Reorganized AWI will enter into the New Management Incentive Plan. For purposes of compliance with section 162(m) of the Internal Revenue Code, AWI will seek to include in the Confirmation Order a finding that a majority of the votes cast by Creditors in Classes 6 and 7 of the Plan shall constitute a vote of the shareholders of Reorganized AWI on the New Management Incentive Plan. A majority of the votes cast by the holders of Asbestos Personal Injury Claims shall determine the vote of the Asbestos PI Trust for these purposes.

                     7.21 Holdings Plan of Liquidation. If Holdings' shareholders approve the Holdings Plan of Liquidation prior to the first anniversary of the Effective Date, the New Warrants will be delivered to Holdings for distribution pursuant to the Holdings Plan of Liquidation. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI shall have no ongoing obligations to Holdings or AWWD; provided, however, that Reorganized AWI shall bear all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the Holdings Plan of Liquidation and all other operating expenses of Holdings and AWWD until the first anniversary of the Effective Date and, if the requisite approval of the Holdings Plan of Liquidation by Holdings' shareholders is obtained by the first anniversary of the Effective Date, the performance and consummation of the Holdings Plan of Liquidation, including any operating expenses for Holdings and AWWD until their dissolution and liquidation pursuant to the Holdings Plan of Liquidation.

                     7.22 Compliance with QSF Regulations.

                     (a) Tax Status of Asbestos PI Trust. AWI shall timely seek a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust shall be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder.

                     (b) Qualified Appraisal. Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI shall obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust.

                     (c) Delivery of Statement of Transfers. Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal

(and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI shall provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e). Similarly, following the funding of the Asbestos PD Trust (and in no event later than February 15th of the following calendar year), Reorganized AWI shall provide a "ss. 1.468B-3 Statement" to the Asbestos PD Trustees in accordance with Treasury Regulations section 1.468B-3(e).

                     7.23 Effectuating Documents and Further Transactions. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Plan of Division and any notes or securities issued pursuant to the Plan.

                     7.24 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Unsecured Claim or Allowed Convenience Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim (as determined for federal income tax purposes) first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                     8.1 Assumption of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases listed on Exhibit 8.1 to the Plan shall be deemed to have been assumed by Reorganized AWI and, if such executory contract or unexpired lease is to be assigned and/or allocated to one of the AWI Progeny, such executory contract or unexpired lease shall be deemed assigned and/or allocated to such AWI Progeny, in each case as of the Effective Date, and the Plan shall constitute a motion to assume (and, to extent necessary, assign) such executory contracts and unexpired leases. In addition, certain of the executory contracts to which AWI is a party contain confidentiality provisions that prohibit the disclosure of the existence of such contracts. To the extent that AWI wishes to assume such executory contracts, such executory contracts will be set forth in a separate list, which will contain the information set forth herein, shall be deemed to constitute part of Exhibit 8.1 to the Plan, shall be filed under seal with the Bankruptcy Court, and shall be provided only to the Bankruptcy Court and the Asbestos PI Claimants' Committee, the Asbestos PD Committee, the Unsecured Creditors' Committee, and the Future Claimants' Representative. Each of the non-debtor parties to such contracts will receive a separate notice advising it of AWI's intention to assume such contract, together with the other information set forth herein. To the extent that any executory contract or unexpired lease set forth on Exhibit 8.1 to the Plan is to be assigned and/or allocated to one of the AWI Progeny pursuant to the Plan of Division, any such assignment and/or allocation will be set forth in the Plan of Division. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions and assignments and/or allocation pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption and assignment and/or allocation is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the

Confirmation Date shall be conclusively presumed to be the amount set forth in
Exhibit 8.1 with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount shall be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

                     8.2 Rejection of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases of AWI that either (x) are set forth on Exhibit 8.2 to the Plan or (y)(i) are not listed on Exhibit 8.1 to the Plan,
(ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and
(iii) are not the subject of pending motions to assume at the Confirmation Date shall be deemed to have been rejected by AWI, the Plan shall constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

                     8.3 Claims Arising from Rejection, Termination or Expiration. Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing,
Exhibit 8.2 to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any Claims for which a rejection claim is not set forth on Exhibit 8.2 to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan and shall be subject to the provisions of
Article V of the Plan.

                     8.4 Previously Scheduled Contracts. Exhibit 8.4 to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts. If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract (and, in the case of assumption, assignment to one of the AWI Progeny), and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume (and assign) or reject any such agreements shall be tolled until twenty (20) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit 8.4 to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either
(i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

                     8.5 Insurance Policies and Agreements.

                     (a) Assumed Insurance Policies and Agreements. AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or
8.2 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, AWI reserves the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with section 10.1 hereof, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset shall, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI shall have no further liability thereunder from and after the Effective Date.

                     (b) Rejected Insurance Policies and Agreements. To the extent that any or all of the insurance policies and agreements set forth on
Exhibit 8.5(b) to the Plan are considered to be executory contracts, then, notwithstanding anything contained in section 8.1 or 8.2 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Exhibit 8.5(b) to the Plan, and the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Exhibit 8.5(b) to the Plan is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case.

                     (c) Reservation of Rights. Nothing contained in the Plan, including this section 8.5, shall constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

                     8.6 Indemnification and Reimbursement Obligations. For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11
Case) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI shall maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

                     8.7 Compensation and Benefit Programs. Except as set forth below in section 8.7(c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

                     (b) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                         (i) the Employment Protection Plan for Salaried
                    Employees will be deemed to have been terminated, cancelled, and of no further force and effect prior to the Effective Date, and the participants thereunder shall have no further rights thereunder;

                         (ii) the 1993 Long-Term Stock Incentive Plan will be
                    deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date;

                         (iii) the 1999 Long-Term Incentive Plan will be deemed
                    terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1999 Long-Term Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date; and

                         (iv) the Armstrong Holdings Stock Award Plan will be
                    deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

                     (c) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                         (i) the Armstrong Deferred Compensation Plan will be
                    modified so that Reorganized AWI, and not Holdings, will be the sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests, and the Armstrong Deferred Compensation Plan will be assumed, as amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan, and, as of any date immediately prior to the Effective Date designated by Holdings, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date and the creation of the Asbestos PI Trust from triggering a change in control thereunder;

                         (ii) the Severance Pay Plan for Salaried Employees will
                    be amended as of the Effective Date as follows: If the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of 8 weeks pay and a maximum of 52 weeks pay, and the Severance Pay Plan for Salaried Employees will be assumed, as amended;

                         (iii) the Retirement Income Plan (Pension) will be
                    amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective
                    Date:

                             1. to eliminate the Social Security retirement
enhancement that may become payable due to job loss following a Change in Control, and

                             2. to eliminate future accruals of all other
retirement enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law; and

                         (iv) the Retirement Benefit Equity Plan will be amended
                    as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                             1. to exclude in the definition of Change in
Control the occurrence of the Effective Date and the creation of Asbestos PI Trust,

                             2. to eliminate the Extraordinary Event provisions
as covered under the Retirement Income Plan,

                             3. to eliminate any and all retirement
enhancements, related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                             4. to terminate any right or obligation of
Reorganized AWI to honor single-sum withdrawal requests;

                     provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

                     (d) On the Effective Date, the assumption, rejection, and amendment of the foregoing plans provided in this section 8.7 shall be deemed to have occurred as of such date or earlier date specified in such section, shall be authorized, and shall be deemed approved in all respects, and shall be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI shall restate the plans amended above as provided in section 8.7(c), and shall communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in this section of the Plan.

                     8.8 Management Agreements. On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) shall be deemed assumed by Reorganized AWI. In addition, Reorganized AWI shall enter into new employment contracts with those persons listed on Exhibit 8.8-A substantially in the form of Exhibit 8.8-B to the Plan, which employment contracts shall be deemed authorized without any further approval of the Board of Directors of AWI or Reorganized AWI and automatically shall become effective on the Effective Date.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

                     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Case or the Plan, or (c) to perform any of the following actions:

                     9.1 To interpret, enforce, and administer the terms of the Asbestos PI Trust Agreement (including all annexes and exhibits thereto), the Asbestos PD Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of Asbestos Personal Injury Claims and Asbestos Property Damage Claims contained in the Confirmation Order.

                     9.2 To hear and determine any and all motions or applications pending on the Confirmation Date (or thereafter if a contract listed on Exhibit 8.4 of the Plan is thereafter determined to be executory, and AWI is required to assume or reject it) for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which AWI is a party or with respect to which AWI may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination prior to the Confirmation Date of any executory contract or unexpired lease;

                     9.3 To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by Reorganized AWI after the Effective Date, including, without express or implied limitation, any claims to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of AWI's estate;

                     9.4 To hear and determine any objections to the allowance of Claims arising prior to the Effective Date (other than Asbestos Personal Injury Claims), whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim in whole or in part;

                     9.5 To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

                     9.6 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without express or implied limitation, the Confirmation Order;

                     9.7 To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330 and 331 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under the Plan;

                     9.8 To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all Exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

                     9.9 To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim (other than an Asbestos Personal Injury Claim) or cause of action by or against AWI's estate;

                     9.10 To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction, or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction;

                     9.11 To hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction or of the application of section 524(g) of the Bankruptcy Code to the Asbestos PI Permanent Channeling Injunction;

                     9.12 To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which AWI, as Debtor or Debtor in Possession, or the Disputed Unsecured Claims Reserve may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any request for expedited determination under section 505(b) of the Bankruptcy Code);

                     9.13 To enter an order or final decree closing the Chapter 11 Case; and

                     9.14 To hear and determine all objections to the termination of the Asbestos PI Trust.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the foregoing matters, the reference to the "Bankruptcy Court" in this ARTICLE IX shall be deemed to be replaced by the "District Court." Notwithstanding anything in this ARTICLE IX to the contrary, (i) the allowance of Asbestos Personal Injury Claims and the forum in which such allowance will be determined will be governed by and in accordance with the Asbestos PI Trust Distribution Procedures and the Asbestos PI Trust Agreement;
(ii) disputes concerning Asbestos Property Damage Claims shall be resolved in the Bankruptcy Court in accordance with ARTICLE XI of the Plan; and (iii) the Bankruptcy Court and/or the District Court shall have concurrent rather than exclusive jurisdiction with respect to (x) disputes relating to rights under insurance policies issued to AWI that are included in Asbestos PI Insurance Asset or the Asbestos PD Insurance Asset, (y) disputes relating to AWI's claim for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996, as referenced in section 1.24 of the Plan, and (z) disputes relating to AWI's rights to insurance with respect to workers' compensation claims.

                                   ARTICLE X

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
                  CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST

                     10.1 Transfer of Certain Property to the Asbestos PI Trust.

                     (a) Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this section of the Plan.

                     (b) Transfer of Plan Consideration. On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI shall transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

                         (i) 65.57% of the New Common Stock,

                         (ii) 65.57% of the first $1.05 billion of (x) up to
                    $300 million of Available Cash and (y) the New Notes,

                         (iii) 40% of the first $50 million of Available Cash
                    remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                         (iv) 40% of an amount of New Notes equal to the
                    difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                         (v) 65.57% of the remaining amount of Available Cash
                    and New Notes after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

If Class 6 votes to reject the Plan and the Holdings Plan of Liquidation is approved by the shareholders of Holdings prior to the first anniversary of the Effective Date, on the later of the date of such approval and the Effective Date, the New Warrants shall be issued to the Asbestos PI Trust, and the Asbestos PI Trust shall automatically, and without further action by the Asbestos PI Trust or approval of the Asbestos PI Trustees, be deemed to have transferred the New Warrants to AWWD.

                     10.2 Assumption of Certain Liabilities by the Asbestos PI Trust. In consideration for the property transferred to the Asbestos PI Trust pursuant to section 10.1 hereof and in furtherance of the purposes of the Asbestos PI Trust and the Plan, the Asbestos PI Trust shall assume all liability and responsibility for all Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. The Asbestos PI Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PI Insurance Asset as a result of Asbestos Personal Injury Claims, asbestos-related personal injury claims against Entities insured under policies included in the Asbestos PI Insurance Asset by reason of vendor's endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and Reorganized AWI and the AWI Progeny shall have no further financial or other responsibility or liability for any of the foregoing.

                     10.3 Cooperation with Respect to Insurance Matters. Reorganized AWI shall cooperate with the Asbestos PI Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust. By way of enumeration and not of limitation, Reorganized AWI shall be obligated (i) to provide the Asbestos PI Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos PI Insurance Asset; (ii) to provide the Asbestos PI Trust with information necessary or helpful to the Asbestos PI Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims: and (iii) to execute further assignments or allow the Asbestos PI Trust to pursue claims relating to the Asbestos PI Insurance Asset in its name (subject to appropriate disclosure of the fact that the Asbestos PI Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos PI Trust to obtain insurance coverage under the Asbestos PI Insurance Asset for Asbestos Personal Injury Claims. The Asbestos PI Trust shall be obligated to compensate Reorganized AWI for costs reasonably incurred in connection with providing assistance to the Asbestos PI Trust pursuant to this section 10.3, including, but not limited to, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

                     10.4 Authority of AWI. Effective on the Confirmation Date, AWI shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable it to implement effectively the provisions of the Plan and the Asbestos PI Trust Agreement.

                                   ARTICLE XI

                         ASBESTOS PROPERTY DAMAGE CLAIMS

                     11.1 Transfer of Certain Property to the Asbestos PD Trust.
(a) Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI, at the sole cost and expense of the Asbestos PD Trust, and in accordance with written instructions provided to Reorganized AWI by the Asbestos PD Trust, shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the books and records of AWI (if any) that pertain directly to Asbestos Property Damage Claims that have been asserted against AWI (except to the extent that any Asbestos Property Damage Claims are the subject of an objection brought by AWI and which Reorganized AWI will prosecute in accordance with section 5.1 hereof and except to the extent that such books and records have been produced to the Asbestos PD Committee during the course of the Chapter 11 Case). AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PD Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PD Trust, retain the books and records and enter into arrangements to permit the Asbestos PD Trust to have access to such books and records. If the Asbestos PD Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, or if the Asbestos PD Trust so requests, Reorganized AWI may (and shall, if the Asbestos PD Trust so requests, but at the sole cost and expense of the Asbestos PD Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this section of the Plan.

                     11.2 Transfer of Certain Property to the Asbestos PD Trust
- Class 4 Acceptance. If Class 4 votes to accept the Plan, Travelers Casualty and Surety Company, Travelers Indemnity Company, and Liberty Mutual Insurance Company (collectively) shall distribute to the Asbestos PD Trust a total of $5 million, and Reorganized AWI shall have no further financial or other responsibility for Asbestos Property Damage Claims. Such distribution is conditioned upon the entry of, and shall be made pursuant to, the Confirmation Order.

                     11.3 Transfer of Certain Property For Asbestos PD Claims - Class 4 Rejection. If Class 4 votes to reject the Plan, on the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the Asbestos PD Trust Funding Obligation.

                     11.4 Assumption of Certain Liabilities by the Asbestos PD Trust. In consideration for the property transferred to the Asbestos PD Trust pursuant to sections 11.2 and 11.3 hereof and in furtherance of the purposes of the Asbestos PD Trust and the Plan, the Asbestos PD Trust shall assume all liability and responsibility for all Asbestos Property Damage Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. If Class 4 votes to reject the Plan, the Asbestos PD Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PD Insurance Asset as a result of Asbestos Property Damage Claims, asbestos-related property damage claims against Entities insured under policies included in the Asbestos PD Insurance Asset by reason of vendor's endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Property Damage Claims, and Reorganized AWI and the AWI Progeny shall have no further financial or other responsibility or liability for any of the foregoing.

                     11.5 Cooperation with Respect to Insurance Matters. If Class 4 votes to reject the Plan, Reorganized AWI shall cooperate with the Asbestos PD Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos PD Insurance Asset to the Asbestos PD Trust. By way of enumeration and not of limitation, Reorganized AWI shall be obligated (i) to provide the Asbestos PD Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos PD Insurance Asset; (ii) to provide the Asbestos PD Trust with information necessary or helpful to the Asbestos PD Trust in connection with its efforts to obtain insurance coverage for Asbestos Property Damage Claims; and
(iii) to execute further assignments or allow the Asbestos PD Trust to pursue claims relating to the Asbestos PD Insurance Asset in its name (subject to appropriate disclosure of the fact that the Asbestos PD Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos PD Trust to obtain insurance coverage under the Asbestos PD Insurance Asset for Asbestos Property Damages Claims. The Asbestos PD Trust shall be obligated to compensate Reorganized AWI for costs reasonably incurred in connection with providing assistance to the Asbestos PD Trust pursuant to this section 11.5, including but not limited to, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

                     11.6 Authority of AWI. Effective on the Confirmation Date, AWI shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable it to implement effectively the provisions of the Plan and the Asbestos PD Trust Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                     12.1 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid by AWI on or before the Effective Date.

                     12.2 Discharge of AWI. The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI, or its estate, assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in AWI shall be satisfied, discharged, and released in full. Reorganized AWI and the AWI Progeny shall not be responsible for any obligations of AWI except those expressly assumed by Reorganized AWI in the Plan. All Entities shall be precluded and forever barred from asserting against any PI Protected Party, including, without limitation, AWI, Reorganized AWI, and the AWI Progeny, their successors or assigns, or their assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

                     12.3 Rights of Action. Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI hereof) any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of AWI shall remain assets of AWI's estate and, on the Effective Date, shall be transferred to Reorganized AWI. Reorganized AWI shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

                     12.4 Third Party Agreements. The Distributions to the various classes of Claims hereunder shall not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect.

                     12.5 Dissolution of Committees. On the Effective Date, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee, and the Unsecured Creditors' Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and all such committees shall be deemed dissolved, and the Future Claimants' Representative shall continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), shall be the sole responsibility of the Asbestos PI Trust. Notwithstanding the foregoing, if Class 4 votes to accept the Plan, the Asbestos PD Committee shall continue to exist from and after the Effective Date for the sole purpose of the selection of the Asbestos PD Trustees and the development of the Asbestos PD Claims Resolution Procedures, but all fees and expenses incurred by the Asbestos PD Committee (including, without limitation, all fees and expenses of counsel to the Asbestos PD Committee and other professionals retained by the Asbestos PD Committee) shall be the sole responsibility of the Asbestos PD Trust.

                     12.6 Exculpation. None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

                     12.7 Title to Assets; Discharge of Liabilities. Except as otherwise provided in the Plan, on the Effective Date, title to all assets and properties and interests in property dealt with by the Plan shall vest in Reorganized AWI free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of AWI arising prior to the Effective Date, except as may be otherwise provided in the Plan.

                     12.8 Surrender and Cancellation of Instruments. In addition to the provisions of section 3.2(f) hereof, each holder of a promissory note or other instrument evidencing an Unsecured Claim shall surrender such promissory note or instrument to Reorganized AWI, and Reorganized AWI shall distribute or cause to be distributed to the holder thereof the appropriate Distribution hereunder. At the option of Reorganized AWI (in its sole and absolute discretion), no Distribution hereunder shall be made to or on behalf of any holder of such Unsecured Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of Reorganized AWI. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized AWI and, in the event that Reorganized AWI requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized AWI within the Retention Period shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder.

                     12.9 Notices. Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to AWI:                                Armstrong World Industries, Inc.
                                          Corporate Center
                                          Post Office Box 3666
                                          Lancaster, Pennsylvania  17604-3666
                                          Attention:  General Counsel
                               and

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attention:      Stephen Karotkin, Esq.
                               Telecopier:     (212) 310-8007
                               Telephone Confirmation:           (212) 310-8888


If to the Asbestos PI
Claimants' Committee:          Caplin & Drysdale
                               399 Park Avenue
                               New York, New York  10022
                               Attention:      Elihu Inselbuch, Esq.
                               Telecopier:     (212) 644-6755
                               Telephone Confirmation:           (212) 319-7125


If to the Future Claimants'
Representative:                Dean M. Trafelet, Esq.
                               9130 Wild Lane
                               Baileys Harbor, Wisconsin  54292
                               Telecopier:     (920) 839-9438
                               Telephone Confirmation:           (920) 839-1485

                               and

                               Kaye Scholer LLP
                               425 Park Avenue
                               New York, New York  10022
                               Telecopier:     (212) 836-7157
                               Telephone Confirmation:           (212) 836-8781
                               Attention:  Michael J. Crames, Esq.


If to the Unsecured Creditors'
 Committee:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York  10019-6064
                               Telecopier:  (212) 757-3990
                               Telephone Confirmation:  (212) 373-3000
                               Attention:  Andrew N. Rosenberg, Esq.



                     12.10 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

                     12.11 Severability. At the unanimous option of AWI, the Asbestos PI Trust, the Future Claimant's Representative, and the Unsecured Creditors' Committee, each acting in its or his sole discretion, any provision of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, or any of the Exhibits to the Plan that is prohibited, unenforceable, or invalid shall, as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated, be ineffective to the extent of such prohibition, unenforceability, or invalidation without invalidating the remaining provisions of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, and the Exhibits to the Plan or affecting the validity or enforceability of such provisions in any other jurisdiction.

                     12.12 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or by Pennsylvania corporate law, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

                     12.13 Compliance with Tax Requirements. In connection with the Plan, AWI and the Disbursing Agent will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                     12.14 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, the Division, the conversion of any of the AWI Progeny from a corporation to a limited liability company, and any liens granted in connection with the exit finance facility referred to in section 7.13(h) hereof (whether by AWI or by any of the AWI Progeny), shall not be subject to any sales and use, stamp, real estate transfer, mortgage recording, or other similar tax. Furthermore, in accordance with the Pennsylvania BCL, the Division shall not constitute a transfer of any sort (e.g., "sale") of any assets of AWI or Reorganized AWI.

                     12.15 Expedited Determination of Postpetition Taxes. AWI and Reorganized AWI are authorized (but not required) to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, AWI for all taxable periods (or portions thereof) from the Commencement Date through (and including) the Effective Date.

Dated:  Wilmington, Delaware
        November 4, 2002

                                         Respectfully submitted,

                                         ARMSTRONG WORLD INDUSTRIES, INC.

                                         By: John N. Rigas
                                            -----------------------------------
                                            Name: John N. Rigas
                                            Title: Senior Vice President,
                                                   Secretary and
                                                   General Counsel


WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

and

RICHARDS, LAYTON & FINGER
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
One Rodney Square
P.O. Box 551 Wilmington, Delaware 19899
(302) 651-7700

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE

-------------------------------------------- X
IN RE                                        :   CHAPTER 11 CASE NO.
                                             :
ARMSTRONG WORLD INDUSTRIES,                  :   00-4471 (RJN)
INC., ET AT.,                                :
                                             :
                                DEBTORS.     :  (JOINTLY ADMINISTERED)
-------------------------------------------- X


                                  EXHIBIT LIST

Exhibit 1.10:                  Amended and Restated Articles of Incorporation
Exhibit 1.11:                  Amended and Restated By-Laws
Exhibit 1.14:                  Asbestos PD Claims Resolution Procedures
Exhibit 1.18:                  Asbestos PD Trust Agreement
Exhibit 1.27:                  Asbestos PI Trust Agreement
Exhibit 1.28:                  Asbestos PI Trust Distribution Procedures
Exhibit 1.46:                  Claims Settlement Guidelines
Exhibit 1.91:                  New Management Incentive Plan
Exhibit 1.92:                  New Note Indenture
Exhibit 1.94:                  New Warrants
Exhibit 1.98:                  Plan of Division
Exhibit 7.2:                   Individuals Appointed as Asbestos PI Trustees
Exhibit 7.18: Form of Agreement Between Reorganized AWI and the Asbestos PI Trust
Exhibit 8.1:                   Assumed Executory Contracts and Unexpired Leases
                               Exhibit 8.1-A: Assumed Executory Contracts and
                                       Unexpired Leases (Confidential and Filed
                                       Under Seal)
Exhibit 8.2:                   Rejected Executory Contracts and Unexpired Leases
Exhibit 8.4: Previously Listed Executory Contracts No Longer Considered Executory Contracts
Exhibit 8.5(b):                Rejected Insurance Policies
Exhibit 8.8:                   Management Agreements
                               Exhibit 8.8-A: Identity of Persons Entering
                                       into Management Agreements
                               Exhibit 8.8-B:  Form of Management Agreement